Exhibit 10.30.13

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into this 5th day of November, 2015 by and between John M. Gill (the “Executive”) and PharmAthene, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company desires to continue to employ the Executive and the Executive desires to accept continued employment with the Company subject to the terms and conditions herein agreed upon;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.	Employment; Term. The Company hereby agrees to continue to employ the Executive and the Executive hereby accepts continued employment with the Company upon the terms and conditions hereinafter set forth for the period commencing on September 17, 2015 (the “Effective Date”) and ending on the first anniversary of such date (the “Initial End Date”). The term of this Agreement shall be automatically extended for an additional year on each anniversary of the Initial End Date unless written notice of non-extension is provided by either party to the other party at least 90 days prior to such anniversary. The period of the Executive’s employment under this Agreement, as it may be terminated or extended from time to time as provided herein is referred to as the “Employment Period.”

2.	Position and Duties.

a.	Position and Duties Generally. The Executive shall continue to be employed by the Company in the position of President and Chief Executive Officer and shall faithfully render such executive, managerial, administrative and other services as are customarily associated with and incident to such position and as the Board of Directors of the Company (the “Board”) may from time to time reasonably require consistent with such position. The Executive shall report to the Board.

b.	Other Positions. The Executive shall hold such other positions and executive offices with the Company and/or of any of the Company’s subsidiaries or affiliates consistent with the Executive’s position as President and Chief Executive Officer as may from time to time be authorized by the Board. The Executive shall not be entitled to any compensation other than the compensation provided for herein for serving during the Employment Period in any other office or position of the Company or any of its subsidiaries or affiliates, unless the Compensation Committee specifically approves such additional compensation.

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c.	Devotion to Employment. During the Employment Period, the Executive shall devote an average of three (3) days each week (“Work Days”) to the business of the Company and the duties required of him as President and Chief Executive Officer. The Executive shall be on-site in the Company’s offices in Annapolis, Maryland during a portion of his Work Days determined by the Executive to be necessary and appropriate. During the Employment Period, the Executive shall not be engaged in any other business activity which, in the reasonable judgment of the Board or its designee, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

3.	Compensation; Reimbursement.

a.	Base Salary. For the Executive’s services, the Company shall pay to the Executive a base salary at a rate of not less than (i) $200,000.00 per year for the period from the Effective Date of this Agreement through December 31, 2015; and (ii) $300,000 per year for each year thereafter, payable in equal periodic installments according to the Company’s customary payroll practices, but no less frequently than monthly (the “Base Salary”). The Executive’s Base Salary shall be subject to review annually by the Compensation Committee and shall be subject to increase at the option and in the sole and absolute discretion of the Compensation Committee.

b.	Special Bonus. The Executive shall receive a bonus in the amount of $50,000 for services rendered in 2015, paid in a one-time lump sum payment by no later than the first pay day following December 31, 2015.

c.	Annual Target Bonus. The Executive shall be eligible to receive, at the sole and absolute discretion of the Compensation Committee, an annual target bonus payable in cash of up to an additional fifty percent (50%) of the Executive’s Base Salary based upon the achievement of certain pre-determined performance milestones established by the Compensation Committee after input from the Executive and approved by the Board, with such annual target bonus payable to the Executive no later than March 15th of the calendar year following the calendar year in which the annual target bonus was earned by the Executive. The Bonus shall be calculated with respect to all periods of each year during which the Executive is employed by the Company. The performance milestones for 2015 are set forth on Exhibit A to this Agreement.

d.	Long-Term Incentive Compensation.

i.	Promptly after the date of this Agreement, the Executive shall be granted a Restricted Stock Award under the Company’s 2007 Long-Term Incentive Plan for Six Hundred Twelve Thousand Two Hundred Forty-Four (612,244) shares of the Company’s Common Stock (valued in the aggregate at $900,000 based on the closing price of the Company’s Common Stock on the NYSE MKT on September 17, 2015) (“Incentive Compensation”). The Executive shall vest in the Incentive Compensation upon the earliest to occur of (a) a Change in Control, as defined herein, (b) each of (i) the resolution of the current litigation between the Company and SIGA, (ii) the termination of the SIGA bankruptcy proceedings and (iii) the development and implementation of a plan for enhancing the value of the Company after the completion of the SIGA litigation and bankruptcy process, or (c) the termination of the Executive’s employment for any reason other than (i) a Termination for Cause under Section 4.a. or (ii) a Voluntary Resignation under Section 4.c.

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ii.	For the purposes of this Section 3.d., a “Change in Control” means:

(a)	an acquisition subsequent to the date hereof by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (“Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; excluding, however, any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

(b)	a merger, consolidation, reorganization or similar corporate transaction whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (1) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation, or (2) other securities (of either the Company or another company) or cash or other property;

(c)	the issuance of shares of Common Stock in connection with a merger, consolidation, reorganization or similar corporate transaction in an amount in excess of 40% of the number of shares of Common Stock outstanding immediately prior to the consummation of such transaction;

(d)	The sale or other disposition of all or substantially all of the assets of the Company of to an entity of which the Company owns no more than 30% of the combined voting power of the then outstanding voting securities;

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(e)	The distribution of or the implementation of a plan to distribute a substantial portion of the assets of the Company to shareholders;

(f)	A complete liquidation or dissolution of the Company; or

(g)	The adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

iii.	Notwithstanding anything herein to the contrary, in the event that the Executive receives any payments or distributions, whether payable, distributed or distributable pursuant to the terms of this Agreement or otherwise, that constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the net after tax amount of the parachute payment is less than the net after-tax amount if the aggregate payment to be made to the Executive were three times the “base amount” (as defined in Section 280G(b)(3) of the Code), less $1.00, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times the Executive’s base amount, less $1.00. To the extent the aggregate of the amounts constituting the parachute payments are required to be so reduced, the amounts provided under this Agreement shall be reduced (if necessary, to zero) with amounts that are payable first reduced first; provided, however, that, in all events the payments provided under this Agreement that are not subject to Section 409A of the Code shall be reduced first. The determinations to be made with respect to this Section 3.d.iii. shall be made by a certified public accounting firm mutually agreed upon by the Executive and the Company.

e.	Benefits.

i.	During the Employment Period, the Company shall continue to provide the Executive with corporate housing in the Annapolis, Maryland area comparable to that provided on the Effective Date, or as hereafter revised with the approval of the Compensation Committee of the Board of Directors.

ii.	The Executive shall not be entitled to participate in any employee benefit plans and programs of the Company, and shall not be entitled to receive any other fringe benefits as are, from time to time, made available by the Company generally to employees including, without limitation, medical, dental and vision insurance coverage, disability, death benefit and life insurance and pension plans, other than as required by the terms of such employee benefit plans and programs of the Company.

f.	Expenses. The Company shall reimburse the Executive in accordance with the practices in effect from time to time for other officers or staff personnel of the Company for all reasonable and necessary business and travel expenses and other disbursements incurred by the Executive for or on behalf of the Company in the performance of the Executive’s duties hereunder, upon presentation by the Executive to the Company of appropriate supporting documentation. The Company shall also reimburse the Executive for his legal fees and expenses incurred in connection with the review, drafting, negotiation and execution of this Agreement and related matters (not to exceed $10,000), including but not limited to the Company’s 2007 Long-Term Incentive Plan and the Incentive Compensation to be granted thereunder.

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4.	Termination of Executive’s Employment.

a.	Termination For Cause. The Company may terminate the employment of the Executive hereunder at any time during the Employment Period for “Cause” (such termination being herein referred to as a “Termination for Cause”) by giving the Executive notice of such termination, which termination shall be effective on the date of such notice or such later date as may be specified by the Company. For purposes of this Agreement, “Cause” means a determination by the Board of the following: (i) the Executive’s willful and substantial misconduct that is materially injurious to the Company and is either repeated after written notice from the Company specifying the misconduct or is continuing and not corrected within 20 calendar days after written notice from the Company specifying the misconduct, (ii) the Executive’s repeated neglect of duties or repeated failure to act which can reasonably be expected to affect materially and adversely the business or affairs of the Company after written notice from the Company specifying the neglect or failure to act, (iii) the Executive’s material and deliberate breach of any of the agreements contained in Sections 6, 7, 8, or 9 hereof or of any of the Company’s material policies, (iv) the commission by the Executive of any material fraudulent act with respect to the business and affairs of the Company, (v) the Executive’s conviction of (or plea of nolo contendere to) a crime constituting a felony, or (vi) the habitual insobriety or use of illegal drugs by the Executive while performing the Executive’s duties under this Agreement, which adversely affects the Executive’s performance of the Executive’s duties under this Agreement.

b.	Termination Without Cause The Company may terminate the employment of the Executive hereunder at any time without “cause” or fail to extend this Agreement pursuant to the terms hereof (such termination being herein referred to as “Termination Without Cause”) by giving the Executive notice of such termination, upon the giving of which such termination shall take effect not later than 30 days after the date such notice is given.

c.	Voluntary Termination by Executive. The Executive may terminate his employment with the Company at any time. Any termination of the Executive’s employment by the Executive other than for Good Reason (as defined below) shall be herein referred to as “Voluntary Termination”. A Voluntary Termination will be deemed to be effective immediately upon such termination.

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d.	Termination by Executive for Good Reason. Any termination of the employment of the Executive by the Executive for Good Reason, which shall be deemed to be equivalent to a Termination Without Cause. For purposes of this Agreement “Good Reason” means (i) any material breach by the Company of any of its obligations under this Agreement (including a breach of the Company’s compensation obligations under this Agreement), (ii) any material reduction in the Executive’s duties, authority, title or responsibilities without the Executive’s prior written consent, (iii) any regular and material assignment to the Executive of duties or responsibilities materially inconsistent with the Executive’s position and duties contained in this Agreement without the Executive’s prior written consent, (iv) a Change of Control of the Company, or (v) any change in the provisions of this Agreement governing where the Executive performs his services hereunder. The Executive may not terminate the Employment Period for Good Reason unless the Executive first provides the Company with written notice specifying the Good Reason within thirty (30) days of the initial existence of the Good Reason and the Company is then provided with twenty (20) days in which to remedy the stated Good Reason.

5.	Effect of Termination of Employment.

a.	Voluntary Termination; Termination For Cause. Upon the termination of the Executive’s employment as a result of the Executive’s Voluntary Termination or a Termination For Cause, the Executive shall not have any further rights or claims against the Company under this Agreement except the right to receive (i) the unpaid portion of the Base Salary provided for in Section 3.a. hereof, (ii) the unpaid portion of the Executive’s housing allowance as provided in Section 3.e.i. hereof, computed on a pro rata basis to the date of termination; (iii) a pro rata portion of the Special Bonus under Section 3.c.; and (iv) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in Section 3.f. hereof.

b.	Termination Without Cause; Termination for Good Reason; Non-Renewal of Agreement. Upon the termination of the Executive’s employment as a result of a Termination Without Cause or for Good Reason pursuant to Section 4.b. and 4.d., respectively, or upon non-renewal of the Agreement pursuant to Section 1, the Executive shall not have any further rights or claims against the Company under this Agreement except the right to receive: (i) the payments provided for in Section 5.a. hereof; (ii) the pro rata portion of the Target Bonus that the Executive may be eligible to receive under Section 3.d. hereof, and (iii) the Incentive Compensation as provided for in Section 3.e., upon the occurrence of a Change of Control.

6.	Disclosure of Confidential Information. The Executive shall not, directly or indirectly, at any time during or after the Employment Period, disclose to any person, firm, corporation or other business entity, except as required by law, aid others in obtaining, copy, or use for any purpose except in the good faith performance of the Executive’s duties to the Company, any Confidential Information (as herein defined). For purposes of this Agreement, “Confidential Information” means all trade secrets and other non-public information of a business, financial, marketing, technical or other nature pertaining to the Company or any subsidiary, including information of others that the Company or any subsidiary has agreed to keep confidential; provided, however, that Confidential Information shall not include any information that has entered or enters the public domain (other than through breach of the Executive’s obligations under this Agreement) or which the Executive is required to disclose by law or legal process. Upon the Company’s request at any time and upon termination of employment, the Executive shall promptly deliver to the Company all materials in the Executive’s possession which contain Confidential Information.

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7.	Restrictive Covenant.

a.	During his employment with the Company and solely as a result of such employment, Executive will be given access to, will become familiar with, and will acquire knowledge of the Company, its operations, finances, products, technology, as well as other Confidential Information of the Company. The Executive recognizes that he will become a primary representative of the Company. This Confidential Information, as well as the Company’s goodwill have been and will continue to be developed through the Company’s investment of substantial time, effort and money. Executive recognizes that disclosure or use by him of Confidential Information in competition with the Company would be greatly prejudicial and detrimental to the Company and would cause it to suffer immediate and irreparable injury.

b.	Term of Restrictive Covenant. Throughout the Employment Period and for a period of 12 months following the termination of the Employment Period, the Executive shall not directly or indirectly: (i) engage in the research, discovery, development, production, marketing or sale of any anthrax vaccine or any other products or product candidates being researched, discovered, developed, produced, marketed or sold by the Company at the time of termination of Executive’s employment (such business or activity being herein referred to as a “Competing Business”) whether such engagement is as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business; (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i); or (iii) induce other employees of the Company or any subsidiary thereof to terminate their employment with the Company or any subsidiary thereof or engage in any Competing Business or hire any employees of the Company or any subsidiary for any Competing Business unless such persons have not been employees of the Company for at least 6 months. Notwithstanding the foregoing, Executive shall be permitted to own securities of a public company not in excess of five (5%) of any class of such securities and to own stock partnership interests or other securities of any entity not in excess of two (2%) of any class of such securities and such ownership shall not be considered to be competition with the Company.

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c.	Sufficient Consideration. The Executive understands that the foregoing restrictions may limit the ability of the Executive to earn a livelihood in a business similar to the business of the Company, but nevertheless believes that the Executive has received and shall receive sufficient consideration and other benefits, as an employee of the Company and as otherwise provided hereunder, to justify such restrictions which, in any event (given the education, skills and ability of the Executive), the Executive believes would not prevent the Executive from earning a livelihood.

8.	Non-Disparagement. The Executive shall not engage in conduct, through word, act, gesture or other means, or disclose any information to the public or any third party which directly or indirectly discredits or disparages in whole or in part the Company, its subsidiaries, divisions, affiliates and/or successors, including the products and the respective officers, directors, stockholders and employees of each of them; provided that nothing herein shall be deemed to prohibit Executive from making a truthful statement of any kind or nature regarding the Company as part of any effort of the Executive to enforce rights under this Agreement or to report possible securities violations to the Securities and Exchange Commission, or in response to a subpoena or similar legal requirement to provide testimony, or in connection with any other proper business purpose. The Company’s executive officers and directors agree not to discredit or disparage the Executive to the public or any third party; provided that nothing herein shall be deemed to prohibit the Company’s executive officers or directors from making truthful statements of any kind or nature regarding the Executive as part of any effort on Company’s part to enforce rights under this Agreement or in response to a subpoena or similar legal requirement to provide testimony or information.

9.	Company Right to Inventions and Works.

a.	For the purposes of this Agreement, “Inventions” means inventions, prototypes, technical information, discoveries, improvements, innovations, designs, ideas, developments, procedures, techniques, knowledge, know-how, and suggestions made by the Executive during the course of performing services under this Agreement.

b.	“Works” means all work of original authorship or images that are fixed in any tangible medium of expression, and all copies thereof made by the Executive during the course of performing services under this Agreement.

c.	All Works shall be deemed “Works Made For Hire,” as that term is used and understood within the Copyright Act of 1976, as amended. To the extent any Works are determined not to be “Works Made For Hire,” and to the extent that title to or ownership of any Invention or Work and all other rights therein are not otherwise vested exclusively in the Company, the Executive shall, at any time, without further consideration, but at the Company’s expense, assign and transfer to the Company his entire right, title, and interest (including copyrights and patents) in and to all such Inventions and Works.

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d.	The Executive shall promptly disclose, grant and assign to the Company, for its sole use and benefit, any and all Inventions, Works, and technical information relating in any way to the business of the Company which the Executive may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith: (i) the Executive shall, without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world, and (ii) the Executive shall render to the Company, at its expense (including a reasonable payment for the time involved in case the Executive is not then in its employ), all such assistance as it may require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, Inventions, or technical information.

10.	Enforcement. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly herein.

11.	Remedies; Survival.

a.	Injunctive Relief. The Executive acknowledges and understands that the provisions of the covenants contained in Sections 6, 7, 8, and 9 hereof, the violation of which cannot be accurately compensated for in damages by an action at law, are of crucial importance to the Company, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Executive of the provisions of Sections 6, 7, 8, and 9 hereof, the Company shall be entitled to an injunction restraining the Executive from such breach and the Executive consents to the issuance of such an injunction, without the obligation of the Company to post any bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for any breach or threatened breach of this Agreement.

b.	Survival. Notwithstanding anything contained in this Agreement to the contrary, the provisions of the Sections 6 through 22 hereof shall survive the expiration or earlier termination of this Agreement until, by their terms, such provisions are no longer operative.

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12.	Notices. Notices and other communications hereunder shall be in writing and shall be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company:

PharmAthene, Inc.

One Park Place, Suite 450

Annapolis, Maryland 21401

Attention: CEO

with a copy to:

Saul Ewing LLP

Lockwood Place

500 East Pratt Street, Suite 900

Baltimore, MD 21202-3171

Attention: Harriet Cooperman, Esq.

if to the Executive to:

John M. Gill

with a copy to:

Duane Morris LLP

30 S. 17th Street
Philadelphia, PA 19103

Attention: Kathleen M. Shay, Esq.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery, if personally delivered; on the business day after the date when sent, if sent by air courier; and on the third business day after the date when sent, if sent by mail, in each case addressed to such party as provided in this Section 12 or in accordance with the latest unrevoked direction from such party.

13.	Binding Agreement; Benefit. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the respective heirs, estate, legal representatives and successors of the parties hereto (which for the avoidance of doubt shall include any person or entity acquiring substantially all of the Company’s assets or liabilities).

14.	Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland applicable to contract made and to be performed therein. Any action to enforce any of the provisions of this Agreement shall be brought in a court of the State of Maryland or in Federal court located within that State. The parties consent to the jurisdiction of such courts and to the service of process in any manner provided by Maryland law. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing shall be deemed in every respect effective and valid personal service of process upon such party.

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15.	Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

16.	Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereof. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

17.	Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18.	Severability. It is the intention of both the Company and the Executive that this Agreement shall be enforceable to the fullest extent allowed by law. This Agreement is divisible and separable, so that if any provision shall be held to be invalid, unlawful, or unenforceable, such holding shall not impair the remaining provisions. If any provision is held to be too broad or unreasonable in duration, scope, or character of restriction, to be enforced, such provision shall be modified to the extent necessary in order to legally enforce such provision to the fullest extent permitted by law. Both the Company and the Executive expressly authorize any court of competent jurisdiction to enforce any such provision to the fullest extent permitted by law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.	Executive’s Acknowledgement. The Executive acknowledges (a) that the Executive has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and (b) that the Executive has read and understands the Agreement, is fully aware of its legal effect and has entered into it freely based on the Executive’s own judgment.

20.	Assignment. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.

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21.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes constitute one agreement which is binding on all of the parties hereto.

22.	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

(Signature page follows.)

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EXECUTIVE

/s/ John M. Gill
John M. Gill

PHARMATHENE, INC.

By:	/s/ Mitchel Sayare, Ph.D.
Mitchel Sayare, Ph.D.
Chairman of the Board of Directors

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Exhibit A

Performance Milestones for 2015 Annual Bonus

•	Progress toward approval of a reorganization plan for SIGA by the bankruptcy court that provides for payment to the Company by SIGA upon the completion of the litigation between the parties.

•	Progress toward a decision by the Delaware Supreme Court with respect to the appeal and cross-appeal in the Company’s litigation with SIGA that allows for a payment to the Company by SIGA.

•	The development of a plan for enhancing the value of the Company after the completion of the SIGA litigation and bankruptcy process.

A-1